Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2025, fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 26, 2025

/s/ Jonathan S. Horwitz

______________________

Jonathan S. Horwitz Principal Executive Officer

Section 906 Certifications

I, Jeffrey White, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended April 30, 2025, fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: June 26, 2025

/s/ Jeffrey White

______________________

Jeffrey White Principal Financial Officer

Attachment A

Period (s) ended April 30, 2025

Putnam BDC Income ETF

Putnam BioRevolution ETF

Putnam Core Bond Fund

Putnam Emerging Markets ex-China ETF

Putnam ESG Core Bond ETF

Putnam ESG High Yield ETF

Putnam ESG Ultra Short ETF

Putnam Large Cap Value Fund

Putnam PanAgora ESG Emerging Markets Equity ETF

Putnam PanAgora ESG International Equity ETF